Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC. ANNOUNCES

LISTING TRANSFER TO

NASDAQ SMALLCAP MARKET

CLEARWATER, Fla., September 3, 2004 – Digital Lightwave, Inc. (Nasdaq: DIGL) announced today that on September 2, 2004, the board of directors of Digital Lightwave, Inc. (the “Company”) approved the transfer of the listing of the Company’s securities to the Nasdaq SmallCap Market from the Nasdaq National Market. The Company filed the transfer application with The Nasdaq Stock Market on September 3, 2004.

The board approved the change in securities market listing in anticipation of a delisting notification from the Nasdaq National Market. The Company was notified August 4, 2004, of the possibility of delisting from the Nasdaq National Market due to the market value of its securities falling below the minimum $50 million requirement for continued inclusion in the Nasdaq National Market. As of that date, the market value of the Company’s listed securities was approximately $42.3 million.

Jim Green, President and CEO of the Company, stated that, “We believe the decision to transfer the listing of the Company’s securities to the Nasdaq SmallCap Market is in the best interests of our stockholders. The liquidity provided by the Nasdaq SmallCap Market is similar to that of the Nasdaq National Market. Additionally, the lower administration costs associated with the Nasdaq SmallCap Market are more appropriate given the current size and scope of the Company.”

Review and approval of the transfer application by the Nasdaq Stock Market will be conducted during the month of September. It is anticipated there will not be any disruption in the trading of the Company’s securities during the transfer process.

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. (the “Company”) provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. The Company’s customers — companies that deploy networks, develop networking equipment, and manage networks — rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company’s wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to the Company. Accordingly, a number of factors could cause the Company’s actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company’s filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

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Editor’s Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:

James Green

Chief Executive Officer

Digital Lightwave, Inc.

727.519-2800